Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Quarterly Report of Car Charging Group, Inc. (the “Company”) on Form 10-Q/A for the period ending June 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard Adeline, Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	Such Quarterly Report on Form 10-Q/A for the period ending June 30, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-Q/A for the period ending June 30, 2010, fairly presents, in all material respects, the financial condition and results of operations of Car Charging Group, Inc.

By: /s/ Richard Adeline
Richard Adeline
Chief Financial Officer
Principal Accounting Officer

October 11,  2010